Exhibit  10.1

     BUSINESS  SERVICES  AGREEMENT


This Agreement ("Agreement") dated March 3, 2005 is by and between NeWave, Inc. a Utah corporation located at 404 East First St., #1345, Long Beach, CA (the "Company" ) and Luminary Ventures, Inc., a Florida corporation listed at PO Box 1076, Tarpon Springs, FL (the "Consultant").

     WHEREAS, the Company is engaged in direct marketing company that utilizes the internet to maximize the income potential of its customers by offering a fully integrated turnkey ecommerce solution

     WHEREAS, the Consultant is engaged in providing celebrity endorsements and other promotional services to businesses.

     WHEREAS, the Company desires to obtain the benefits of Consultant's experience and know-how, and accordingly, the Company has offered to engage Consultant to render consulting and advisory services to the Company on the terms and conditions hereinafter set forth.

     WHEREAS, Consultant desires to accept such engagement upon such terms and conditions hereinafter set forth.

     NOWTHEREFORE in consideration of the foregoing, the parties agree as follows:

Section  1.               SERVICES  RENDERED
                          ------------------

     The Consultant affirms that it represents celebrity personality and game show host Mr. Bob Eubanks ("Eubanks") in his business affairs. To assist the Company strengthen its brand, franchise and image, Consultant shall cause Eubanks to become the "public persona" of the Company by providing the following services;

     1. The likeness and image of Eubanks shall be featured prominently on Online's commercial website. Other internet promotions such as "personal" emails, advertisements and other correspondence ("Correspondence") may emanate from Eubanks on behalf of the Company to its customers, vendors, employees and/or partners. The Company shall be responsible for all technical aspects, fulfillment and costs associated with the transmission of Correspondence. The content of Correspondence shall be subject to approval by Consultant in writing prior to release.

     2. To promote awareness of the Company, Eubanks shall make personal promotional appearances ("Appearances") from time to time in his capacity as an agent of the Company. The timing of such Appearances are subject to the limitations of Eubanks personal schedule, however Eubanks shall make no less than four personal Appearances on behalf of the Company during the term of this Agreement. The timing of each Appearance shall be mutually agreed upon prior to each appearance.

     3. The Consultant shall assist the Company in all facets of advertising including but not limited to the production and display of; infomercials, print, television, radio, internet (including pop-ups), email campaigns or other forms of advertisements ("Ads"). Consultant is familiar in the areas of; budgeting, concept, arrangement and airing of Ads. Eubanks shall be featured prominently in any Ad as an agent of the Company as long as Consultant approves of Ad.

     4. The Consultant shall from time to time introduce the Company to potential strategic partners and business relationships which could assist the Company in the development of its business plan.

   Section  2.               COMPENSATION
                             ------------

In consideration for the availability of Consultant during the term hereunder and the services rendered pursuant to this Agreement, promptly upon execution of this Agreement, the Company shall pay to Consultant the following:

(a) RETAINER. The sum of ten-thousand dollars ($10,000) per month for non-accountable expenses ("Retainer"). Payment is due by the 5th business day of each month during the term of this Agreement. Payment may be made either; (i) in cash or (ii) shares of the Company's common stock ("Retainer Shares"). If payment is made in Retainer Shares, the Company represents that the Retainer Shares shall be free of any encumbrances or regulatory restrictions and will be eligible for immediate resale. The Company shall issue Retainer Shares to designee(s) performing services under Section 1, as named by Consultant. All shares paid under this Agreement will be paid to a natural person only. The Consultant shall also receive sufficient Retainer Shares each month for Consultant to net $10,000, after commissions and other associated trading costs. The Company shall retain the sole right to determine the method of payment monthly. The first payment under the Agreement in the amount of $10,000, shall be made at the time of execution of the within agreement.

Additionally, the Consultant is currently the beneficial owner of shares of the Company's common stock ("Earned Shares") received pursuant to the Business Services Agreement dated March 2, 2004. The Earned Shares are currently eligible for resale either pursuant to an effective registration statement or an exemption pursuant to Rule 144. The Consultant wishes to sell Earned Shares pursuant to a Leak Out Agreement dated February 23, 2005 ("Leak Out Agreement"). The Consultant shall receive a minimum of an additional five-thousand dollars ($5,000) per month from sales of the Earned Shares. If the Consultant is unable to sell Earned Shares yielding minimum gross proceeds of $5,000 per month, the Company shall pay the Consultant the differential between $5,000 and the amount realized from the sale of Earned Shares, each month during the term of this Agreement.

(b) INCENTIVE FEES. (i) The sum of two-hundred and fifty-thousand (250,000) shares of Stock ("Incentive Stock"). The Incentive Stock shall be restricted and issued pursuant to Rule 144 and (ii) a 3 year "Warrant" to acquire two hundred and fifty-thousand (250,000) shares of Stock, at a cashless exercise price of two dollars and fifty cents ($2.50) and (iii) a 3 year "Warrant" to acquire two-hundred and fifty-thousand (250,000) shares of Stock, at a cashless exercise price of three dollars and fifty cents ($3.50). The Shares underlying the Warrants shall carry piggy-back registration rights. The Company shall provide all requisite legal opinions upon the Stock's eligibility for resale, at no cost to the Consultant. Under no circumstance may the Consultant loan, hypothecate, pledge, or transfer any Retainer Shares or Incentive Stock for a period of two years commencing on the date of this Agreement. However, sales and/or transfer of all shares of the Company's Stock by the Consultant shall be governed by the terms and conditions of the Leak-Out Agreement.

(c) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Consultant and/or Eubanks for those reasonable and necessary out-of-pocket expenses (including but not limited to travel, transportation, lodging, meals etc.) which have been approved by the President of the Company prior to their incurrence and which have been incurred by Consultant in connection with the rendering of services hereunder. Lodging shall mean four to five star hotel occupation by Eubanks. Transportation shall mean first-class travel for Eubanks, whether by train, airplane or automobile. "Larry Donizetti" shall be entitled to the same lodging accommodations as Eubanks, but not first class travel accommodations.

Any reimbursement to be made by the Company pursuant to this Section shall be made following submission to the Company by Consultant of reasonable documentation of the expenses incurred.

Section  3.               RELATIONSHIP  OF  PARTIES
                          -------------------------

     This Agreement shall not constitute an employer-employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. All compensation paid to Consultant shall constitute earnings to Consultant and be classified as normal income. The Company shall not withhold any amounts therefrom as U.S. federal or state income tax withholding, or as employee contribution to Social Security or any other employer withholding applicable under state or federal law.

Section  4.               TERM
                          ----

     The term of this Agreement shall be twelve (12) months commencing on the date and year first above written. The Company may not further use/utilize Eubanks' name, likeness, identity, voice, pictures, photographs or images in the event that the Agreement is terminated by either party.

Section  5.               EXCLUSIVITY
                          -----------

     The Company shall deem Consultant to be its exclusive advisor for services performed as outlined under Section 1. of this Agreement. The Company also agrees it will not retain other agents other parties for the purpose of performing any of those services as outlined under Section 1. of this Agreement, unless waived in writing by Consultant.

Section  6.               TERMINATION
                          -----------

This Agreement may be terminated by either party with cause only, and only under the following circumstances; when either party (i) knowing and willfully breaches any term(s) of this Agreement, or (ii) knowing and willfully commits any act(s) related to the normal conduct of business which are unlawful, or any serious criminal action as promulgated pursuant to local, state, or federal law.

Section  7.               INDEMNIFICATION
                          ---------------

(a) In consideration of Consultant' execution and delivery of the this Agreement in addition to all of The Company's other obligations under this Agreement, The Company shall defend, protect, indemnify and hold harmless
     Consultant and all of its officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "CONSULTANT INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "CONSULTANT INDEMNIFIED LIABILITIES'), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by The Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby (ii) any breach of any covenant, agreement or obligation of The Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to Consultant by The Company. To the extent that the foregoing undertaking by The Company may be unenforceable for any reason, The Company shall make the maximum contribution to the payment and satisfaction of each of the Consultant Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights Consultant may have, and any liabilities
     Consultant  may  be  subject  to.

(b) In consideration of The Company's execution and delivery of the this Agreement and in addition to all of the Consultant' other obligations under this Agreement, Consultant shall defend, protect, indemnify and hold harmless The Company and all of its subsidiaries, shareholders, officers, directors and employees and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "THE COMPANY INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such The Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "THE COMPANY INDEMNIFIED LIABILITIES'), incurred by any The Company Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by Consultant in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of Consultant contained in the Agreement or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such The Company Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the Agreement or any other certificate, instrument or document contemplated hereby or thereby, and except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to The Company by Consultant. To the extent that the foregoing undertaking by Consultant may be unenforceable for any reason, Consultant shall make the maximum contribution to the payment and satisfaction of each of the The Company Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights The Company may have, and any liabilities The Company may be subject to.

(c) Indemnification Procedure. Any party entitled to indemnification under -------------------------- this Section (an "INDEMNIFIED PARTY") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Section to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Business Days of written notice thereof to the indemnifying party so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

Section  8.               GOVERNING  LAW
                          --------------

     Any controversy, claim or dispute arising from the interpretation of this Agreement, or breach thereof, shall settled by arbitration in the County of Los Angeles, State of California in accordance with the rules of the American Arbitration Association there in effect, except that the parties thereto shall have any right to discovery as would permitted by the Federal Rules of Civil Procedure. The prevailing Party shall be entitled to reimbursement of actual costs and attorney's fees from the arbitration and the decision of the Arbitrator(s) shall be final.

Section  9.               ASSIGNABILITY
                          -------------

     This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of Consultant and its legal representatives and heirs and the Company and any successor or successors of the Company by reorganization, merger, or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such legal representatives or heirs of Consultant or successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or the Executive. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section  10.               ENTIRE  AGREEMENT
                           -----------------

     This Agreement constitutes the entire agreement of the Company and the Consultant as to the subject matter hereof, superseding all prior written and prior or contemporaneous oral understanding or agreements, including any previous agreements, or understandings with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment, or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

By  NeWave  Inc.

/s/  Michael  A  Novielli
     Michael  A.  Novielli,  Chairman  of  the  Board

By  Luminary  Ventures,  Inc.


/s/  Larry  Donizetti
     Larry  Donizetti,  CEO